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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 2000

REGISTRATION NO. 333-94195

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rural Cellular Corporation
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-1693295
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

3905 Dakota Street S.W.
P.O. Box 2000
Alexandria, MN 56308-2000
(320) 762-2000
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Richard P. Ekstrand
President and Chief Executive Officer
Rural Cellular Corporation
3905 Dakota Street S.W.
P.O. Box 2000
Alexandria, MN 56308-2000
(320) 762-2000
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)

Copies of all communications, including all communications sent to the Agent for Service, should be sent to:

Deanne M. Greco, Esq. Moss & Barnett, P.A. 4800 Norwest Center 90 South Seventh Street Minneapolis, MN 55402-4129 (612) 347-0287	William F. Schwitter, Esq. Paul, Hastings, Janofsky & Walker LLP 399 Park Avenue Thirty-first Floor New York, NY 10022 (212) 318-6400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box./ /

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the Securities and Exchange Commission and NASD filing fees. All of the expenses below will be paid by us.

SEC Registration Fee	$57,096
NASD Filing Fee	22,127
Blue Sky and NASD Fees and Expenses	5,000
Printing and Engraving Expenses	250,000
Legal Fees and Expenses	332,000
Accounting Fees and Expenses	418,000
Transfer Agent and Registrar Fees and Expenses	3,000
Miscellaneous	15,777

Total	$1,103,000

Item 15. Indemnification of Directors and Officers

    Unless prohibited in a corporation's articles or bylaws, Minnesota Statutes §302A.521 requires indemnification of officers, directors, employees and agents, under specified circumstances, against judgments, penalties, fines, settlements and reasonable expenses (including attorney's fees and disbursements) incurred by that person in connection with a threatened or pending proceeding with respect to the acts or omissions of that person in his official capacity. The general effect of Minnesota Statutes §302A.521 is to require the Registrant to reimburse (or pay on behalf of) directors and officers of the Registrant any personal liability that may be imposed for acts performed in their capacity as directors and officers of the Registrant, except where they have not acted in good faith.

    The Articles of Incorporation and Bylaws of the Registrant provide for indemnification to the maximum extent permitted by Minnesota Statutes. The Registrant has purchased insurance covering the liability of its directors and officers.

Item 16. Exhibits

Exhibit No.	Document	Sequential Page No.

1.1	Form of Underwriting Agreement by and between the Registrant and Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated
2.1	Asset Purchase Agreement dated November 6, 1999 by and among the Registrant, RCC Holdings, Inc. and Triton Cellular Partners, L.P.	[i]
5.1	Opinion of Moss & Barnett, A Professional Association
*23.1	Consent of Arthur Andersen LLP
*23.2	Consent of KPMG LLP
*23.3	Consent of Arthur Andersen LLP
*23.4	Consent of Arthur Andersen LLP
23.5	Consent of Moss & Barnett, A Professional Association (included in Exhibit 5.1)
*24.1	Power of Attorney

*
Filed previously

[i]
Filed as an exhibit to Report on Form 10-Q for the quarter ended September 30, 1999, and incorporated herein by reference.

Item 17. Undertakings

  (a)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at the time shall be deemed to be the initial bona fide offering thereof.

  (b)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

  (c)
  The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Minnesota, on the 4th day of February, 2000.

RURAL CELLULAR CORPORATION
By:	/s/ ANN K. NEWHALL
Ann K. Newhall Senior Vice President and General Counsel

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below on the 4th day of February, 2000, by the following persons in the capacities indicated:

Signature	Title

* Richard P. Ekstrand	President, Chief Executive Officer and Director (principal executive officer)
* Wesley E. Schultz	Senior Vice President and Chief Financial Officer (principal financial officer) and Director
/s/ DAVID J. DEL ZOPPO David J. Del Zoppo	Vice President, Finance and Accounting (principal accounting officer)
* Jeffrey S. Gilbert	Director
/s/ ANN K. NEWHALL Ann K. Newhall	Senior Vice President, General Counsel and Director
* Marvin C. Nicolai	Director
* George M. Revering	Director
* Don C. Swenson	Director
* George W. Wikstrom	Director

*	Executed by the undersigned as attorney-in-fact for the named signatory
/s/ ANN K. NEWHALL Ann K. Newhall

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS

SIGNATURES